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CUSIP No. 444356109

                                                                    EXHIBIT 99.1

                            AGREEMENT OF JOINT FILING

         Daniel Gilbert, David Katzman and Camelot Ventures, L.L.C. hereby agree that the Schedule 13D to which this Agreement is attached as an exhibit and any amendment to such Schedule 13D may be filed on behalf of each such person.

Dated:  June 9, 2003                                /s/ DANIEL GILBERT
                                           -----------------------------------
                                           Daniel Gilbert

Dated:  June 9, 2003                                /s/ DAVID KATZMAN
                                           --------------------------
                                           David Katzman

Dated:  June 9, 2003                       CAMELOT VENTURES, L.L.C.

                                           By:      /s/ DAVID KATZMAN
                                                ---------------------
                                                    David Katzman

                                                    Its:  President and Manager